EXHIBIT 10.3

SIXTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENTS

SIXTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS dated as of March 28, 2003 (this “Amendment”) among G-P Receivables, Inc., as the seller (the “Seller”), Georgia-Pacific Corporation, as collection agent (the “Collection Agent”), Blue Ridge Asset Funding Corporation (“Blue Ridge”), Corporate Receivables Corporation (“CRC”), Corporate Asset Funding Company, Inc. (“CAFCO”), Gotham Funding Corporation, as assignee of Victory Receivables Corporation (“Gotham” and, together with Blue Ridge, CRC and CAFCO, the “Purchasers”), Citibank, N.A. (“Citibank”), The Bank of Tokyo-Mitsubishi, Ltd. (New York Branch) (“BTM”), Wachovia Bank, National Association (“Wachovia” and, together with Citibank and BTM, the “Secondary Purchasers”), Citicorp North America, Inc., as administrative agent (the “Administrative Agent”), Special Purpose Accounts Receivable Cooperative Corporation (“SPARC”) and Canadian Imperial Bank of Commerce (“CIBC”).

WITNESSETH

WHEREAS, the Seller, the Collection Agent, the Purchasers and the Administrative Agent entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001, as amended (the “Primary Purchase Agreement”);

WHEREAS, the Seller, the Collection Agent, the Secondary Purchasers and the Administrative Agent entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001, as amended (the “Secondary Purchase Agreement” and, together with the Primary Purchase Agreement, the “Agreements”); and

WHEREAS, the parties hereto wish to (i) add an additional Purchaser under the Primary Purchase Agreement, (ii) effect a reallocation of the Pro Rata Shares and waive certain provisions of Section 2.01(d) of the Primary Purchase Agreement in connection with such reallocation, (iii) add an additional Secondary Purchaser under the Secondary Purchase Agreement, (iv) adjust the Commitments of the Secondary Purchasers and (v) amend the Agreements in the manner and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.     DEFINED TERMS.

Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Agreements.

SECTION 2.     ADDITION OF A PURCHASER.

Upon satisfaction of the conditions precedent set forth in Section 7 hereof, SPARC shall be deemed a party to the Primary Purchase Agreement (without further action) as a Purchaser and shall have all of the rights, duties and obligations of a party to the Primary Purchase Agreement.

SECTION 3.     REALLOCATION OF PRO RATA SHARES UNDER PRIMARY PURCHASE AGREEMENT.

Notwithstanding the provisions of the first sentence of Section 2.01(d) of the Primary Purchase Agreement, upon satisfaction of the conditions precedent set forth in Section 7 hereof, the Pro Rata Shares of the Purchasers under the Primary Purchase Agreement shall be as set forth in Section 5(f) hereof. Each of the Purchasers and the Secondary Purchasers expressly consents to such reallocation and waives compliance with the notice requirement set forth in the first sentence of Section 2.01(d) of the Primary Purchase Agreement. The parties further agree that any noncompliance with the provisions of the Agreements by virtue of the reallocation set forth above shall be deemed not to constitute a breach or default by the Seller under the Agreements, and that such reallocation shall be deemed to be permissible and effective in all respects and for all purposes under the Agreements.

SECTION 4.     ADDITION OF A SECONDARY PURCHASER.

Upon satisfaction of the conditions precedent set forth in Section 7 hereof, CIBC shall be deemed a party to the Secondary Purchase Agreement (without further action) as a Secondary Purchaser and shall have all of the rights, duties and obligations of a party to the Secondary Purchase Agreement.

SECTION 5.     AMENDMENTS TO THE PRIMARY PURCHASE AGREEMENT.

(a)    The introductory paragraph of the Primary Purchase Agreement shall be amended to read in its entirety as follows:

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2001 among G-P RECEIVABLES, INC., a Delaware corporation (the “Seller”), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (“Georgia-Pacific”), BLUE RIDGE ASSET FUNDING CORPORATION (“Blue Ridge”), CORPORATE ASSET FUNDING COMPANY, INC. (“CAFCO”), CORPORATE RECEIVABLES CORPORATION (“CRC”), SPECIAL PURPOSE ACCOUNTS RECEIVABLE COOPERATIVE CORPORATION (“SPARC”), GOTHAM FUNDING CORPORATION (“Gotham”) (each of Blue Ridge, CAFCO, CRC, SPARC and Gotham and their respective successors and permitted assigns, individually, a “Purchaser” and, collectively, the “Purchasers”), and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent (the “Administrative Agent”) for the Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

(b)    Section 1.01 of the Primary Purchase Agreement is hereby amended by inserting the following definitions in their proper alphabetical sequence:

“Loss Horizon Ratio” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate sales generated by the Originators during the three most recently completed calendar months immediately preceding such date of determination, and the denominator of which is the Net Receivables Pool Balance at the end of the most recently ended calendar month.

“Payment Terms Factor” means, as of any date of determination, the quotient of (i) the sum of (A) 60 and (B) the Weighted Average Payment Term as of such date of determination divided by (ii) 90.

“Sales Based Default Ratio” means, at any time the determination thereof is to be made, the average of the Sales Based Default Percentages for each of the three most recently ended calendar months.

“Sales Based Default Percentage” means, with respect to any calendar month, a fraction (expressed as a percentage) the numerator of which is the sum of (i) the aggregate Outstanding Balance of all Pool Receivables that were at least 61, but not more than 90, days past due as of the last day of such calendar month and (ii) the aggregate Outstanding Balance of all Pool Receivables that were written off the books of the Seller or an Originator at any time during such calendar month, and the denominator of which is the aggregate Outstanding Balance of all Pool Receivables that were generated during the third calendar month preceding such calendar month.

“Weighted Average Payment Term” means, as of any date of determination, the quotient of (i) the sum of the products obtained by multiplying the Outstanding Balance at the end of the most recently ended calendar month of each Eligible Receivable times the number of days following the billing date thereof in which such Eligible Receivable is required under the related Contract to be paid in full (such number of days, the “Duration”) divided by (ii) the Net Receivables Pool Balance at the end of the most recently ended calendar month; provided, that, solely for purposes of this calculation, all Eligible Receivables with a Duration of (i) less than 30 days shall be deemed to have a Duration of 30 days, (ii) between 30 days and 60 days shall be deemed to have a Duration of 60 days, (iii) between 61 days and 90 days shall be deemed to have a Duration of 90 days and (iv) greater than 90 days shall be deemed to have a Duration of 120 days.

(c)    The definition of “Concentration Limit” in Section 1.01 of the Primary Purchase Agreement is hereby deleted in its entirely and replaced with the following:

“Concentration Limit” means, at any time, for any Obligor, 3.33% of the Total Aggregate Capital outstanding at such time, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent in a writing delivered to the Seller at the instruction of all of the Purchasers; provided, that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided, further, that no Special Concentration Limit shall be designated with respect to any Obligor which is not rated at least (i) P-1 by Moody’s and (ii) A-1 by S&P, in each case, at the time of such designation; provided, further, that any Special Concentration Limit (i) may be cancelled (A) by the Administrative Agent (acting upon the instructions of any

Purchaser), upon not less than three Business Days’ notice to the Seller or (B) under such other circumstances as may be specified in the writing delivered to the Seller which designated such Special Concentration Limit and (ii) shall be cancelled, without any notice or other action by the Administrative Agent or any Purchaser, with respect to (A) any Obligor (other than Lowes Companies, Inc.) if such Obligor is not rated at least (I) P-1 by Moody’s and (II) A-1 by S&P and (B) Lowes Companies, Inc. if Lowes Companies, Inc. is not rated at least (I) P-2 by Moody’s and (II) A-1 by S&P.

(d)    The definition of “Eligible Receivable” in Section 1.01 of the Primary Purchase Agreement shall be amended by (i) deleting the word “and” at the end of clause (xiv) thereof, (ii) deleting the period at the end of clause (xv) thereof and inserting in replacement thereof “; and” and (iii) inserting as clause (xvi) the words “(xvi) which is required to be paid in full within 181 days of the billing date thereof.”

(e)    The definition of “Loss Reserve” in Section 1.01 of the Primary Purchase Agreement is hereby deleted in its entirely and replaced with the following:

“Loss Reserve” means, as of any date of determination, the product of (i) a fraction expressed as a percentage, the numerator of which will equal the greatest of (A) either (I) if no Downgrade Event has occurred and is continuing, 300% of the Concentration Limit for any Obligor (other than any Special Concentration Limit) on such date or (II) if a Downgrade Event has occurred and is continuing, 400% of the Concentration Limit for any Obligor (other than any Special Concentration Limit) on such date, (B) 300% of the Default Ratio as of such date and (C) the product of (I) 200% of the highest Sales Based Default Ratio for any of the twelve calendar months immediately preceding such date, (II) the Loss Horizon Ratio as of such date and (III) the Payment Terms Factor as of such date, and the denominator of which will equal 1 minus the numerator and (ii) the Total Aggregate Capital on such date.

(f)     The definition of “Pro Rata Share” in Section 1.01 of the Primary Purchase Agreement shall be amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Pro Rata Share” means, for each Purchaser, the percentage set forth below opposite such Purchaser’s name, or such other percentage for such Purchaser as shall result from any reallocation in accordance with Section 2.01(d):

Blue Ridge	27.778%
CAFCO	20.000%
CRC	13.333%
SPARC	22.222%
Gotham	16.667%

(g)    The definition of “Purchase Limit” in Section 1.01 of the Primary Purchase Agreement shall be amended by deleting the number “$700,000,000” from the first sentence thereof and inserting in replacement thereof the number “$900,000,000”.

(h)    The definition of “Receivable” in Section 1.01 of the Primary Purchase Agreement is hereby amended by deleting such definition in its entirety and substituting the following new definition in replacement thereof:

“Receivable” means the indebtedness of any Obligor under a Contract (other than a Contract with respect to the sale by an Originator of gypsum at the minehead) from a sale of merchandise, goods or insurance, or the rendering of services which have been completed and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

(i)     The definition of “Reference Banks” in Section 1.01 of the Primary Purchase Agreement shall be amended by inserting the words “Canadian Imperial Bank of Commerce,” before the words “Citibank, N.A.”.

(j)     The definition of “Related Secondary Purchaser” in Section 1.01 of the Primary Purchase Agreement shall be amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Related Secondary Purchaser” means, with respect to each Purchaser set forth below, the Person set forth opposite its name, or, in the case of any Additional Secondary Purchaser under the Secondary Purchase Agreement, the Person specified as such Additional Secondary Purchaser’s Related Purchaser.

Blue Ridge	Wachovia Bank, National Association

CAFCO	Citibank, N.A.

CRC	Citibank, N.A.

SPARC	Canadian Imperial Bank of Commerce

Gotham	The Bank of Tokyo-Mitsubishi, Ltd. (New York Branch)

(k)    The definition of “Secondary Purchasers” in Section 1.01 of the Primary Purchase Agreement shall be amended by inserting the words “Canadian Imperial Bank of Commerce,” before the words “Citibank, N.A.”.

(l)     Section 2.08 of the Primary Purchase Agreement is hereby amended by adding the following new paragraph (e) at the end thereof:

(e)         For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of a Purchaser with the assets and liabilities of any

Affected Party, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.08.

(m)   Section 5.01 of the Primary Purchase Agreement is hereby amended by inserting the following words before the period at the end of paragraph (s) thereof: “, other than the investment made by the Seller in SPARC pursuant to the Membership Agreement, dated as of March 28, 2003, by and between the Seller and SPARC”.

(n)    The third sentence of Section 6.02(b) of the Primary Purchase Agreement shall be amended by inserting the words “Canadian Imperial Bank of Commerce,” before the words “Citibank, N.A.” in the third sentence thereof.

SECTION 6.     AMENDMENTS TO SECONDARY PURCHASE AGREEMENT

(a)    The introductory paragraph of the Secondary Purchase Agreement shall be amended to read in its entirety as follows:

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2001 among G-P Receivables, Inc., a Delaware corporation (the “Seller”), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the “Collection Agent”), CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC”), CITIBANK, N.A. (“Citibank”), THE BANK OF TOKYO-MITSUBISHI, LTD. (NEW YORK BRANCH) (“BTM”) and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”) (each of CIBC, Citibank, BTM and Wachovia, individually, a “Secondary Purchaser” and, collectively, the “Secondary Purchasers”) and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent (the “Administrative Agent”) for the Secondary Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

(b)    The definition of “Commitment” in Section 1.01 of the Secondary Purchase Agreement shall be amended by deleting the number “$700,000,000” from the first sentence thereof and inserting in replacement thereof the number “$900,000,000”.

(c)    The definition of “Reference Banks” in Section 1.01 of the Secondary Purchase Agreement shall be amended by inserting the word “CIBC,” before the word “Citibank”.

(d)    The definition of “Related Purchaser” in Section 1.01 of the Secondary Purchase Agreement shall be amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Related Purchaser” means, with respect to each Purchaser set forth below, the Person set forth opposite its name, or, in the case of any Additional Purchaser under the Primary Purchase Agreement, the Person specified as such Additional Purchaser’s Related Purchaser.

Blue Ridge	Wachovia Bank, National Association

CAFCO	Citibank, N.A.

CRC	Citibank, N.A.

SPARC	Canadian Imperial Bank of Commerce

Gotham	The Bank of Tokyo-Mitsubishi, Ltd. (New York Branch)

(e)    Section 6.02(b) of the Secondary Purchase Agreement shall be amended by inserting the word “CIBC,” before the word “Citibank” in the third sentence thereof.

SECTION 7.     CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    The receipt by the parties hereto of this Amendment, executed by each of the parties hereto;

(b)    The receipt by SPARC and CIBC of written confirmation from each of Moody’s and S&P (each, a “Rating Agency”) that the entry into this Amendment will not, as of the date hereof, cause such Rating Agency to downgrade or withdraw the ratings currently assigned by it to SPARC’s commercial paper notes;

(c)    The receipt by SPARC and CIBC of an executed Membership Agreement by and between the Seller and SPARC (the “Membership Agreement”), in form and substance satisfactory to SPARC and CIBC;

(d)    The receipt by the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC of an executed fee letter (the “Fee Letter”) among the Seller, Georgia-Pacific, the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC with respect to the payment of certain fees;

(e)    The receipt by CIBC of an executed letter (the “Upfront Fee Letter”) among the Seller, Georgia-Pacific and CIBC with respect to the payment of certain fees;

(f)     The receipt by the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC of favorable opinions of counsel for the Seller and for the Collection Agent as to such matters as the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC or CIBC may reasonably request;

(g)    The receipt by the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC of a certificate, in form and substance satisfactory to the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC, from a

Responsible Officer of the Seller certifying that (i) the representations and warranties contained in Article IV of the Agreements as amended hereby are true and correct on and as of the date hereof as though made on and as of such date and (ii) no event (other than such events which have been waived) has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment or from the consummation of the transactions contemplated hereby, that constitutes an Event of Termination or a Potential Termination Event;

(h)    The receipt by the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC of such other certificates from Responsible Officers of the Seller and/or the Collection Agent with respect to such matters as the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC or CIBC may reasonably request, including, without limitation, matters with respect to incumbency, due authorization and the organizational documents of the Seller and the Collection Agent; and

(i)     The payment of all fees due and payable on or prior to such date in accordance with the Fee Letter, the Upfront Fee Letter and the Membership Agreement.

SECTION 8.     EXPENSES.

The Seller and the Collection Agent jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in connection with the preparation, execution, delivery and administration of this Amendment, including, without limitation, the reasonable fees and disbursements of outside counsel to the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC and CIBC and the reasonable due diligence expenses of the Purchasers, the Secondary Purchasers, the Administrative Agent, SPARC, CIBC or their respective agents or representatives.

SECTION 9.     EXECUTION IN COUNTERPARTS.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same agreement.

SECTION 10.     GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.     SEVERABILITY OF PROVISIONS.

Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.     CAPTIONS.

The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 13.     AGREEMENTS TO REMAIN IN FULL FORCE AND EFFECT.

This Amendment shall be deemed to be an amendment to the Agreements. All references to the Agreements in any other agreement or document shall on and after the effective date of this Amendment be deemed to refer to the Agreements as amended hereby.

SECTION 14.     NO PROCEEDINGS.

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, any Purchaser or SPARC any bankruptcy, reorganization, insolvency or similar proceeding until the date which is one year and one day since the last day on which any commercial paper notes issued by such Purchaser or SPARC, as the case may be, shall have matured.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the date first above written.

G-P RECEIVABLES, INC.
By:	/s/ PHILLIP M. JOHNSON

Name: Phillip M. Johnson
Title: Vice President and Treasurer

GEORGIA-PACIFIC CORPORATION
By:	/s/ PHILLIP M. JOHNSON

Name: Phillip M. Johnson
Title: Vice President and Treasurer

BLUE RIDGE ASSET FUNDING CORPORATION
By: WACHOVIA, AS ATTORNEY-IN-FACT
By:	/s/ DOUGLAS R. WILSON, SR.

Name: Douglas R. Wilson, SR.
Title: Vice President

CORPORATE RECEIVABLE CORPORATION
By: CITICORP NORTH AMERICA, INC., AS ATTORNEY-IN-FACT
By:	/s/ DAVID J. DONOFRIO

Name: DAVID J. DONOFRIO
Title: Vice President

CORPORATE ASSET FUNDING COMPANY, INC.
By: CITICORP NORTH AMERICA, INC., AS ATTORNEY-IN-FACT
By:	/s/ DAVID J. DONOFRIO

Name: DAVID J. DONOFRIO
Title: Vice President

SPECIAL PURPOSE ACCOUNTS RECEIVABLE COOPERATIVE CORPORATION
By:	/s/ JAMES W. LEES

Name: James W. Lees
Title: VICE PRESIDENT

GOTHAM FUNDING CORPORATION
By:	/s/ R. DOUGLAS DONALDSON

Name: R. Douglas Donaldson
Title: Treasurer

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ MARK O'KEEFE

Name: Mark O'Keefe
Title: Authorized Signatory
By:	/s/ STEPHEN ADAMS

Name: Stephen Adams
Title: Authorized Signatory

CITIBANK, N.A.
By:	/s/ DAVID J. DONOFRIO

Name: David J. Donofrio
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD. (NEW YORK BRANCH)
By:	/s/ VINCENT DELUCA

Name: Vincent Deluca
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ EERO MAKI

	Name:	EERO MAKI
	Title:	V P

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ DAVID J. DONOFRIO

	Name:	David J. Donofrio
	Title:	Vice President